EXHIBIT 2.6

                         UNITED STATES BANKRUPTCY COURT
                    FOR THE MIDDLE DISTRICT OF NORTH CAROLINA
                               GREENSBORO DIVISION


IN RE:                              )
                                    )
PLUMA, INC.,                        )       CASE NUMBER B-99-11104C-11G
                                    )

                           DEBTOR.

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                      DEBTOR'S MODIFIED PLAN OF LIQUIDATION


                                 OCTOBER 5, 1999


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                                            R. Bradford Leggett
                                            C. Edwin Allman, III
                                            M. Joseph Allman
                                            ALLMAN SPRY LEGGETT & CRUMPLER, P.A.
                                            380 Knollwood Street, Suite 700
                                            Post Office Drawer 5129
                                            Winston-Salem, NC 27113-5129
                                            Telephone:  (336) 722-2300
                                            Facsimile: (336) 722-8720
                                            Counsel for the Debtor

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                                TABLE OF CONTENTS


ARTICLE I..............................................................1
         SUMMARY OF PLAN...............................................1

ARTICLE II.............................................................2
         DEFINITIONS...................................................2
                  2.1      Administrative Expense......................3
                  2.2      Agent ......................................3
                  2.3      Allowed ....................................3
                  2.4      Ballot .....................................4
                  2.5      Bank Group .................................4
                  2.6      Bank Group Representative ..................4
                  2.7      Bankruptcy Administrator ...................4
                  2.8      Bankruptcy Causes of Action ................4
                  2.9      Bankruptcy Code ............................4
                  2.10     Bankruptcy Court ...........................4
                  2.11     Bankruptcy Rules ...........................5
                  2.12     Business Day ...............................5
                  2.13     Carve Out ..................................5
                  2.14     Chapter 11 .................................5
                  2.15     Chapter 11 Case ............................5
                  2.16     Claim ......................................5
                  2.17     Class ......................................5
                  2.18     Committee ..................................5
                  2.19     Committee Expense Fund......................5
                  2.20     Company ....................................6
                  2.21     Confirmation ...............................6
                  2.22     Confirmation Order .........................6
                  2.23     Creditor ...................................6
                  2.24     Creditors' Fund ............................6
                  2.25     Debtor .....................................6
                  2.26     DIP Account.................................6
                  2.27     DIP Loan....................................7
                  2.28     Disclosure Statement .......................7
                  2.29     Disputed Claim .............................7
                  2.30     Effective Date .............................7
                  2.31     Employee Wage or Benefit Claim .............7
                  2.32     Entity .....................................7
                  2.33     Estate Property ............................7


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                  2.34     Filing Date ................................8
                  2.35     Final Claims Resolution Order ..............8
                  2.36     General Unsecured Claim ....................8
                  2.37     Impaired Claims ............................8
                  2.38     Insider ....................................8
                  2.39     Interest ...................................8
                  2.40     Liquidation ................................8
                  2.41     Liquidation Budget .........................9
                  2.42     Liquidation Term ...........................9
                  2.43     Net Proceeds ...............................9
                  2.44     Plan .......................................9
                  2.45     Preference Claim ...........................9
                  2.46     Priority Claim ............................10
                  2.47     Recovery Actions ..........................10
                  2.48     Secured Claim .............................10
                  2.49     Stock of Pluma, Inc. ......................10
                  2.50     Tax Claims ................................10
                  2.51     Unencumbered Causes of Action..............10
                  2.52     Unsecured Claim ...........................10
                  2.53     Unsecured Creditor ........................10
                  2.54     Unsecured Creditors Committee .............10

ARTICLE III ..........................................................11
         CLASSIFICATION, IMPAIRMENT AND TREATMENT OF
         CLAIMS AND INTERESTS ........................................11
                  3.1      Class 1 - Administrative Expenses .........11
                           3.1a     Classification  ..................11
                           3.1b     Impairment .......................11
                           3.1c     Treatment ........................11
                  3.2      Class 2 - Wage and Benefit Claims .........12
                           3.2a     Classification ...................12
                           3.2b     Impairment .......................12
                           3.2c     Treatment ........................12
                  3.3      Class 3 - Tax Claims ......................12
                           3.3a     Classification ...................12
                           3.3b     Impairment .......................12
                           3.3c     Treatment ........................12
                  3.4      Class 4 - Gaston County Dye and
                                      Finishing Secured Claim ........13
                           3.4a     Classification ...................13
                           3.4b     Impairment .......................13
                           3.4c     Treatment ........................13


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                  3.5      Class 5 - Secured Claim of Bank Group......13
                           3.5a     Classification ...................13
                           3.5b     Impairment .......................13
                           3.5c     Treatment ........................13
                  3.6      Class 6 - General Unsecured Claims ........14
                           3.6a     Classification ...................14
                           3.6b     Impairment .......................14
                           3.6c     Treatment ........................15
                  3.7      Class 7 - Bank Group Deficiency Claim .....15
                           3.7a     Classification ...................15
                           3.7b     Impairment .......................15
                           3.7c     Treatment ........................15
                  3.8      Class 8 - Shareholders.....................15
                           3.8a     Classification....................15
                           3.8b     Impairment........................15
                           3.8c     Treatment.........................15

ARTICLE IV ...........................................................16
         IMPLEMENTATION OF THE PLAN ..................................16
                  4.1      Generally .................................16
                  4.2      Asset Sales ...............................16
                           4.2a     Sales of Personal Property .......16
                           4.2b     Sales of Real Property ...........18
                  4.3      Causes of Action ..........................19
                           4.3a     Preference Claims ................19
                  4.4      Recovery Actions ..........................20
                  4.5      Funding ...................................21
                           4.5a     Liquidation Budget ...............21
                           4.5b     Committee Expense Fund ...........22
                           4.5c     Creditors' Fund ..................22
                  4.6      Distributions .............................23
                           4.6a     Administrative Expenses ..........23
                           4.6b     Post Confirmation Costs and
                                    Expenses..........................24
                           4.6c     Secured Tax Claims ...............24
                           4.6d     Priority Unsecured Claims ........24
                           4.6e     Bank Group Secured Claim .........24
                           4.6f     Unsecured Creditor Claims ........25
                           4.6g     Shareholder Interests ............25

ARTICLE V ............................................................26
         ACCEPTANCE OR REJECTION OF THE PLAN .........................26


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                  5.1      Separate Voting ...........................26
                  5.2      Acceptance by Classes .....................26
                  5.3      Persons entitled to vote ..................26
                  5.4      Cram Down..................................26

ARTICLE VI ...........................................................26
         PROVISIONS CONCERNING UNDELIVERABLE DISTRIBUTIONS ...........26
                  6.1      Undeliverable Distributions ...............26

ARTICLE VII ..........................................................27
         EXECUTORY CONTRACTS AND UNEXPIRED LEASES ....................27
                  7.1      Assumption and Rejection ..................27
                  7.2      Bar to Rejection Damages ..................27

ARTICLE VIII .........................................................28
         PROCEDURES FOR RESOLVING DISPUTED CLAIMS ....................28
                  8.1      Objections to Claim .......................28
                  8.2      Payments and Distributions with Respect
                           to Disputed Claims ........................29
                  8.3      Timing of Payments and Distributions
                           with Respect to Disputed Claims ...........29
                  8.4      Retention and Enforcement of Rights .......29

ARTICLE IX ...........................................................31
         NO DISCHARGE, BANK GROUP RELEASE.............................31
                  9.1      No Discharge ..............................31
                  9.2      Bank Group Release.........................31

ARTICLE X ............................................................32
         EFFECTUATION AND SUPERVISION OF PLAN ........................32
                  10.1     Retention of Jurisdiction .................32

ARTICLE XI ...........................................................33
         MISCELLANEOUS PROVISIONS ....................................33
                  11.1     Reporting Requirements ................... 33
                  11.2     Compliance with Tax Requirements ..........34
                  11.3     Binding Effect of Plan ....................34
                  11.4     Authorization of Corporate Action .........34
                  11.5     Retention of Records.......................34
                  11.6     Cancellation of Corporate Charter..........34
                  11.7     No Revesting of Estate Property............35
                  11.8     Modification of This Plan..................35


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                  11.9     Captions...................................35
                  11.10    Method of Notice...........................35
                  11.11    Reservation................................36
                  11.12    Savings Clause.............................36



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                                    ARTICLE I

                                 SUMMARY OF PLAN


         The Plan provides for the orderly liquidation of all of the assets of Pluma, Inc. ("Pluma") and the distribution of the proceeds in a manner following generally the priority of distribution set forth in the Bankruptcy Code, but providing certain benefits to Unsecured Creditors which would not be available in a Chapter 7 liquidation. The Plan recognizes that the reorganization of Pluma and the continuation of its operations as a going concern is no longer feasible. Furthermore, given the present state of the textile industry, the sale of Pluma as a going concern, at least as currently configured, is not realistic. An orderly liquidation thus provides the greatest method for maximizing the value of Pluma's assets. Further, although the value of all estate assets is less than the secured claim of the Bank Group, the Plan "carves out" $750,000.00 of Net Proceeds from the sale of Estate Property and provides certain other benefits and potential recoveries that would otherwise go, in whole or in part, to the Bank Group and earmarks the same primarily for distribution to the class of general Unsecured Creditors. The Carve Out effectively provides a significant benefit to general Unsecured Creditors in excess of what they might otherwise receive in a Chapter 7 liquidation. Accordingly, the Debtor believes that this Plan represents the best alternative that is available to all Creditors in this case.

         Essentially the Plan provides for the sale of all Estate Property and the distribution of the net proceeds of such sales to the Bank Group in satisfaction of its Allowed Secured Claim after sufficient funding is set aside for the matters contained in the Liquidation

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Budget and for the Carve Out. In addition to potential distributions from the sale of Estate Property, Unsecured Creditors will receive pro rata distributions from the Creditors' Fund which, in addition to the Carve Out, will contain the net proceeds of all Recovery Actions. While the ultimate recovery to Unsecured Creditors is uncertain, the Debtor believes it reasonable to estimate that Unsecured Creditors will receive as a dividend in this case between five to fifteen percent (5 to 15%) of their respective Allowed Claims. All Administrative Expense Claims and Priority Claims will be paid in full prior to any distribution to general Unsecured Creditors.

          The Plan provides a mechanism for the payment of liquidation and Administrative Expenses and further establishes procedures for the sale of assets without the need for further specific Court authorization, provided consents to such sales are duly obtained from the Bank Group.

                                   ARTICLE II

                                   DEFINITIONS

          The capitalized terms used in this Plan shall have the meanings set forth in this Article II. Any term defined in the Bankruptcy Code or Bankruptcy Rules and not otherwise defined in this Article II shall have the meaning set forth in the Bankruptcy Code or Bankruptcy Rules. A reference to an "Article" or a "Paragraph" refers to an Article or a Paragraph of the Plan. A reference to a "Section" refers to a Section of the Bankruptcy Code. The rules of construction set forth in Section 102 of the Bankruptcy Code shall apply in the interpretation of the Plan.

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         2.1 ADMINISTRATIVE EXPENSE: Any cost or expense of administration of the Chapter 11 case allowable under Section 503(b) including, without limitation, any such allowed items constituting (a) actual and necessary post-petition costs and expenses of preserving and liquidating Estate Property or operating the business of the Debtor inclusive of post-confirmation costs and expenses, and the costs and expenses of administering this Chapter 11 case to a conclusion, (b) post-petition costs and indebtedness or obligations duly and validly incurred by the Debtor and (c) compensation or reimbursement of expenses to professionals, to the extent allowed by the Bankruptcy Court under Section 330(a).
         2.2      AGENT:  Bank of America, N.A. as Agent for the Bank Group.

         2.3 ALLOWED: With respect to Claims and Interests, (a) any
Claim against or Interest in the Debtor, proof of which was timely filed or by order of the Bankruptcy Court was not required to be filed, or (b) any Claim or Interest that has been, or hereafter is, listed in the schedules of liabilities filed by the Debtor as liquidated in amount and not disputed or contingent, and, in each such case in (a) and (b) above, as to which either (i) no objection to the allowance thereof has been filed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court, or (ii) an objection has been filed and not withdrawn and the Claim or Interest has been allowed by a Final Order (but only to the extent so allowed). Unless otherwise expressly specified in the Plan, an Allowed Claim shall not include post-petition interest on the principal amount of the Claim.

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         2.4 BALLOT: The form or forms for voting on the Plan that will be distributed to holders of Claims or Interests in Classes that are impaired under the Plan and entitled to vote under Section 1126.

          2.5 BANK GROUP: Collectively Bank of America, N.A., Centura Bank, Suntrust Bank, Atlanta, Crestar Bank and Fleet Bank, N.A.

         2.6 BANK GROUP REPRESENTATIVE: That individual or entity designated by the Bank Group as having the authority to perform the functions of the Bank Group Representative as provided for in this Plan.

         2.7 BANKRUPTCY ADMINISTRATOR: The duly appointed Bankruptcy Administrator, or an authorized representative of the Bankruptcy Administrator for the Middle District of North Carolina.

          2.8 BANKRUPTCY CAUSES OF ACTION: Any and all claims, rights and causes of action created by the Bankruptcy Code in favor of the Debtor, including all claims, rights and causes of action arising under any of the Sections 502, 510, and 542 through 553, inclusive.

         2.9 BANKRUPTCY CODE: Title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Case.

          2.10 BANKRUPTCY COURT: The United States Bankruptcy Court for the Middle District of North Carolina, and any appellate court that exercises jurisdiction over the Chapter 11 Case, also referred to herein as the "Court".

          2.11 BANKRUPTCY RULES: The Federal Rules of Bankruptcy Procedure, as amended from time to time, as applicable to the Chapter 11 Case.

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          2.12 BUSINESS DAY: Any day other than a Saturday, Sunday or Legal
Holiday.

          2.13 CARVE OUT: $750,000 of the Net Proceeds from the liquidation of Estate Property that serves as collateral for the Bank Group Claim to be paid into the Creditors' Fund. The Carve Out will be funded on the Effective Date.

          2.14 CHAPTER 11: Chapter 11 of Title 11 of the United States Code.

          2.15 CHAPTER 11 CASE: In re Pluma Inc., Case No. 99-11104-C-11G pending in the Bankruptcy Court.

         2.16 CLAIM: Any right to (a) payment to or from the Debtor, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (b) an equitable remedy for breach of performance if such breach gives rise to a right to payment to or from the Debtor, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

          2.17 CLASS: Shall mean any one of the Classes of Claims or Interest designated in Article III of the Plan.

          2.18 COMMITTEE: The Unsecured Creditors Committee.

          2.19 COMMITTEE EXPENSE FUND: A separate interest bearing account which will be initially funded on the Effective Date by a deposit of Fifty Thousand Dollars ($50,000) and which will be used to partially defray the post-Confirmation fees and expenses of Committee professionals.

          2.20 COMPANY: Pluma, Inc.

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         2.21 CONFIRMATION: Confirmation of this Plan by virtue
of the entry of the Confirmation Order.

          2.22 CONFIRMATION ORDER: The Order of the Bankruptcy Court confirming the Plan.

          2.23 CREDITOR: Any entity that is the holder of either a Claim against the Debtor that arose on or before the Filing Date or a Claim against the Debtor's estate of the types specified in Sections 502(g), 502(h) or 502(i).

          2.24 CREDITORS' FUND: A separate, adequately insured, interest bearing depository account administered by the Debtor into which is deposited (a) net recoveries resulting from the prosecution or settlement, by or on behalf of the Debtor, of Recovery Actions , (b) the Carve Out, and (c) Net Proceeds from the disposition of Estate Property not otherwise subject to a lien in favor of the Bank Group.

          2.25 DEBTOR: Pluma, Inc., a Debtor in possession under Chapter 11.

          2.26 DIP ACCOUNT: The Debtor in Possession bank account established pursuant to Orders entered herein on May 14, 1999 and May 25, 1999.

         2.27 DIP LOAN: The Debtor in Possession financing provided by the Bank Group pursuant to Orders entered herein on June 23, 1999 and July 9, 1999, which financing was repaid on August 27, 1999.

         2.28 DISCLOSURE STATEMENT: The Disclosure Statement describing this Plan, prepared in accordance with Section 1125 and approved by Order of the Bankruptcy Court.

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         2.29 DISPUTED CLAIM: Any Claim (a) that is scheduled by the Debtor as disputed, contingent or unliquidated, or (b) either scheduled by the Debtor or proof of which has been filed with the Bankruptcy Court and with respect to which an objection to its allowance, in whole or in part, has been filed or will be filed within the applicable limitation period, and which objection has not been withdrawn, settled or determined by a Final Order.

          2.30 EFFECTIVE DATE: The date the Confirmation Order becomes a Final Order.

          2.31 EMPLOYEE WAGE OR BENEFIT CLAIM: An allowed Priority Claim asserted under Section 507(a)(3) or (4).

          2.32 ENTITY: Any individual, corporation, limited or general partnership, joint venture, association, estate, entity, trust, trustee, unincorporated organization, government, governmental unit, agency or political subdivision thereof.

          2.33 ESTATE PROPERTY: Shall mean all of the property of the Debtor. Estate Property shall not revest upon entry of the Confirmation Order but shall be liquidated in accordance with the terms and conditions of this Plan, under and pursuant to the control and jurisdiction of the Bankruptcy Court.

          2.34 FILING DATE: May 14, 1999, the date the Chapter 11 petition was filed by the Debtor.

          2.35 FINAL CLAIMS RESOLUTION ORDER: An order, ruling or judgment of the Bankruptcy Court which is no longer subject to review, reversal, modification or amendment by appeal or writ of certiorari, which determines that all Disputed Claims have been

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

determined and allowed or disallowed, as the case may be, and sets forth a listing of all Allowed Unsecured Claims.

          2.36 GENERAL UNSECURED CLAIM: Any Unsecured Claim other than an Administrative Expense or a Priority Claim.

          2.37 IMPAIRED CLAIMS: The Claims in Classes 4, 5, 6 and 7. Generally,
Section 1124 of the Bankruptcy Code provides that a Class of Claims or Interests is impaired under a plan if the plan alters the legal or equitable rights of the claimants or interest holders in the class.

          2.38 INSIDER: An individual or entity whose relationship to the Debtor is described in Section 101(31), specifically including all former and present officers and directors of the Debtor.

          2.39 INTEREST: An equity interest evidenced by a share certificate in Pluma, Inc.

          2.40 LIQUIDATION: The sale of all assets of the Company following the entry of the Confirmation Order.

          2. 41 LIQUIDATION BUDGET: The operating budget prepared by the Debtor, with the advice and counsel of the Bank Group, as may be modified from time to time, and which is either approved by the Bank Group and filed with the Court as part of this Plan or approved by the Court at the Confirmation Hearing.

          2.42 LIQUIDATION TERM: The period beginning with the entry of the Confirmation Order and ending with the final distribution of the proceeds from the sale or transfer of all

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remaining Estate Property to holders of all Allowed Creditor Claims and
Interests in accordance with the priority established herein.

          2.43 NET PROCEEDS: With respect to asset sales, gross proceeds less all direct selling costs and expenses including, without limitation, sales commissions, debts secured by a lien superior to the Bank Group lien, and closing costs; with respect to the collection of accounts receivable and causes of action of the Estate not constituting Unencumbered Causes of Action, gross collections less all direct collection costs and expenses, including reasonable legal fees and expenses.

          2.44 PLAN: This Chapter 11 Plan of Liquidation as it may be modified from time to time.

          2.45 PREFERENCE CLAIM: Avoidance actions based on Section 547 and asserted as provided in Paragraph 4.3(a) of the Plan.

         2.46 PRIORITY CLAIM.46 PRIORITY CLAIM: Any Claim, other than a Secured Claim, entitled to a priority of distribution over the Claims of General Unsecured Creditors pursuant to Sections 507 or 364.

          2.47 RECOVERY ACTIONS: All actions, including Preference Claims, asserted by or on behalf of the Debtor, for the recovery of money based on an Unencumbered Cause of Action or a Bankruptcy Cause of Action.

          2.48 SECURED CLAIM: Any Claim that is secured by Estate Property to the extent such Claim is subject to allowance as a Secured Claim under Section 506(a).

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          2.49 STOCK OF PLUMA, INC.: The common stock of the Debtor at no par value. There are currently 8,109,152 shares of such stock outstanding.

          2.50 TAX CLAIMS: Any Claim by a federal, state or local taxing authority, including a Claim for ad valorem taxes, entitled to priority ursuant to Section 507(a)(7).

          2.51 UNENCUMBERED CAUSES OF ACTION: Any and all actions, claims, demands and liabilities, whether known or unknown, in law, equity, or otherwise, held by or against the Debtor not subject to a lien in favor of the Agent on behalf of the Bank Group.

          2.52 UNSECURED CLAIM: Any Claim that is not an Administrative Expense, a Secured Claim or a Priority Claim.

          2.53 UNSECURED CREDITOR: The holder of a General Unsecured Claim.

          2.54 UNSECURED CREDITORS COMMITTEE: The Committee of Unsecured Creditors appointed by Order of the Bankruptcy Court.


                                   ARTICLE III

                   CLASSIFICATION, IMPAIRMENT AND TREATMENT OF
                              CLAIMS AND INTERESTS

         3.1      CLASS 1 - ADMINISTRATIVE EXPENSES:
                  ---------------------------------

                  A. CLASSIFICATION: Class 1 Claims consist of all claims for Administrative Expenses.

                  B. IMPAIRMENT: Class 1 Claims are not impaired.

                  C. TREATMENT: Each holder of an Allowed Administrative Expense shall receive the full amount of its Allowed Administrative Expense in cash on the

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          Effective Date or as soon thereafter as the same may be determined and allowed; provided, however, that Administrative Expenses representing post-petition liabilities incurred in the ordinary course of business by the Debtor shall be paid in accordance with the terms and conditions of the particular transactions relating to such liabilities and any agreements relating thereto. Following Confirmation, the costs and expenses of administering the Estate, as set forth in the Liquidation Budget, will be paid when due from funds maintained by the Debtor or from the Creditors' Fund (if outside the Liquidation Budget) In the case of professionals, payments shall only be made in accordance with applicable orders and procedures then in effect for the payment of professional fees. It is the express purpose and intent of the Plan that all reasonable costs and expenses of administering this case be paid and appropriate provisions for such payment shall be made prior to any distribution to Creditors from the Creditors' Fund.

          3.2 CLASS 2 - WAGE AND BENEFIT CLAIMS.

                  A. CLASSIFICATION: Class 2 Claims shall consist of all allowed Employee Wage and Benefit Claims entitled to priority pursuant to Sections 507(a)(3) and (4). To the extent any such Claims exist, Pluma believes that they will not be significant.

                  B. IMPAIRMENT: Class 2 Claims are not impaired.

                  C. TREATMENT: Class 2 Claims shall be paid in full from the Creditors' Fund, in cash on the later of the Effective Date or the date which is twenty

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          business days after the date on which the Employee Wage or Benefit
          Claim becomes an Allowed Claim.

          3.3 CLASS 3 - TAX CLAIMS:


                  A. CLASSIFICATION: Class 3 shall consist of Allowed Tax
         Claims.

                  B. IMPAIRMENT: Class 3 Claims are not impaired.

                  C. TREATMENT: All Tax Claims secured by real estate shall be paid in full in cash upon the sale of such real estate. If a sale has not occurred within twelve (12) months following the Effective Date, the taxing authority may pursue its statutory remedies against any property which is subject to the tax lien of such taxing authority.


          3.4 CLASS 4 - GASTON COUNTY DYE AND FINISHING SECURED CLAIM:

                  A. CLASSIFICATION: Class 4 shall consist of the Allowed Secured Claim of Gaston County Dye and Finishing Company.

                  B. IMPAIRMENT: The Class 4 Claim is impaired.

                  C. TREATMENT: The Class 4 Claim will be satisfied through the abandonment of the collateral securing the Class 4 Claim to the Class 4 Claimant on the Effective Date, in full satisfaction of the secured claim, without prejudice to the rights of the Class 4 Claim holder to assert an unsecured deficiency claim for treatment under Class 6. The collateral will be made available to the Class 4 Creditor for thirty (30) days following the Effective Date in order for the Class 4 creditor to

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          take possession of the collateral. Any deficiency claim shall be filed within thirty (30) days following the Effective Date.

          3.5 SECURED CLAIM OF BANK GROUP:

                  A. CLASSIFICATION: Class 5 shall consist of pre-petition Allowed Secured Claims of the Bank Group. The Class 5 Claim does not include any claims relating to the DIP Loan.

                  B.       IMPAIRMENT:  Class 5 claims are impaired.

                  C. TREATMENT: The Allowed Class 5 Secured Claims of the Bank Group shall be satisfied and fully discharged as follows:


                           The Bank Group shall receive the Net Proceeds from
                  the post-petition realization, sale or disposition of Estate Property, exclusive of the Carve Out (which shall be deposited into the Creditors' Fund on the Effective Date) and amounts necessary to fund the Liquidation Budget (which shall remain in the DIP Account). Solely to the extent that Net Proceeds have been paid to the Bank Group and subject to the limitations of Paragraph 4.5(a) below and any other limitations set out in the Plan, the Bank Group shall provide funds to the DIP Account necessary to fund any short fall in the Liquidation Budget. Following confirmation, the Net Proceeds of sales shall be paid to the Bank Group upon the closing of such sales. The Bank Group shall retain its liens on Estate Property following Confirmation to the same extent that such liens existed pre-Confirmation. The Bank Group distributions above shall be

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                    limited to distributions from realizations on assets which serve as collateral to the Bank Group Allowed Secured Claim. The Bank Group deficiency claim shall be a Class 7 Unsecured Claim.

          3.6 CLASS 6 - GENERAL UNSECURED CLAIMS:

                  A. CLASSIFICATION: Class 6 shall consist of the Allowed Claims of General Unsecured Creditors, exclusive of the Bank Group deficiency claim.

                  B. IMPAIRMENT: Class 6 Claims are impaired.

                  C. TREATMENT: Class 6 Creditors shall receive pro rata distributions from the Creditor Fund, as provided in Article IV, until all Estate assets have been fully liquidated and the proceeds distributed to Creditors, or until their respective claims shall have been paid in full, whichever first occurs, provided, however, that the Debtor may, but need not make any distribution of less than $5.00 to any creditor.

          3.7 CLASS 7 - BANK GROUP DEFICIENCY CLAIM:

                  A. CLASSIFICATION: Class 7 shall consist of the unsecured deficiency claim of the Bank Group.

                  B. IMPAIRMENT: The Class 7 claim is impaired.

                  C. TREATMENT: The Class 7 claim will share, pro rata, with Class 6 Creditors on all distributions from the Creditors' Fund exclusive of and after taking account of distributions resulting from the Carve Out and the recovery of Preference Claims. For distribution and voting purposes, the Bank Group deficiency claim shall be allowed in the amount of $50,000,000.00.

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

         3.8      CLASS 8 - SHAREHOLDERS:

                  A. CLASSIFICATION: Class 8 shall consist of the owners of the Stock of Pluma, Inc.

                  B. IMPAIRMENT: Class 8 Interests are impaired.

                  C. TREATMENT: Shareholders of Pluma shall retain their respective equity interests and shall be entitled to pro-rata distributions from the Creditor Fund after all Allowed Creditor Claims have been paid in full and discharged. In light of the amount of Claims which must be paid in full prior to any distribution to shareholders of Pluma, it is very unlikely that such shareholders will receive any distribution under the Plan.

                                   ARTICLE IV

                           IMPLEMENTATION OF THE PLAN

                  4.1 GENERALLY: This Plan serves as the mechanism for the orderly liquidation of all Estate Property in Pluma's bankruptcy case and provides for the distribution of funds realized through the liquidation process to Creditors. It does not appear that sufficient funds will be realized from the liquidation to satisfy all Creditor Claims in full. Accordingly, the Plan provides for distribution to shareholders of Pluma only after all Creditor Claims have been satisfied. While the Debtor expects that the sale of the Debtor's real property and tangible personal property will be accomplished within six months following Confirmation, the final distribution to Creditors will need to await the conclusion of any litigation by or against the Debtor and the Debtor's Estate. The Plan does provide a mechanism, however, for an interim distribution to general Unsecured Creditors, if circumstances warrant.

               4.2 ASSET SALES: With respect to the sale of assets following confirmation, the following procedures shall apply:

                  a. SALES OF PERSONAL PROPERTY: In winding down its business operations, the Debtor may continue to sell inventory in the ordinary course of its business. The Debtor, with the consent of the Bank Group Representative, shall be free to consummate sale of any personal property which is subject to the Bank Group's lien, outside the ordinary course of its business without further notice, hearing or Court order. Such sales shall be free and clear of liens with such liens attaching to the proceeds. The Net Proceeds of the sale of Personal Property shall be paid to the Bank Group at the sale closing. Although such sales are expressly authorized by this Plan, the Court will retain jurisdiction to enter an order in aid of consummation, upon such terms as the Court deems appropriate, to facilitate such sale. Further, with the consent of the Bank Group Representative, the Debtor may engage, as necessary or desirable, one or more auctioneers, brokers or outside sales agents, upon three business days notice to the Bankruptcy Administrator, which notice shall disclose the proposed agent's contacts with the Debtor, the compensation to be paid to such agent and whether such agent has agreed to share its compensation with any other party. Unless objection is raised in writing by the Bankruptcy Administrator and received by the

          Debtor within three business days following such notice, such agent's engagement shall be deemed approved without the need for formal application, notice or hearing. If written objection is received by the Debtor, and not subsequently waived, the terms and conditions of any such employment shall be subject to approval of the Court. All commissions, compensation and expenses of such auctioneers, brokers, or outside sales agents, to the extent not then included in the Liquidation Budget, shall be an addition to the amount of the Liquidation Budget as of the time such item is paid.

                  b. SALES OF REAL PROPERTY: The Debtor shall be authorized to sell real property with the express written consent of the Bank Group or upon entry of a specific Court Order authorizing the sale. All such sales shall be free and clear of liens with such liens attaching to the proceeds. The Net Proceeds of the sale of Real Property shall be paid to the Bank Group at the sale closing. In the event the Bank Group agrees in writing to the specific terms of a proposed real estate sale, as evidenced by the signatures of its attorney, such sale shall be deemed to be authorized by and made pursuant to this Plan. Although so authorized, the Court will retain jurisdiction to enter an order in aid of consummation, upon such terms as the Court deems appropriate, to facilitate such sale. With the consent of the Bank Group, the Debtor may engage, as necessary or desirable, one or more auctioneers, brokers or sales agents, upon three business days notice to the Bankruptcy Administrator, which notice shall disclose the agent's contacts with the Debtor, the compensation paid such agent and whether such agent has agreed to share its compensation with any other party. Unless written objection is received by the Debtor from the Bankruptcy Administrator within three business days of such notice, such agent's engagement shall be deemed approved. If written objection is received by the Debtor, and not subsequently waived, the terms and conditions of any such employment shall be subject to approval of the Court. All commissions, compensation and expenses of such auctioneers, brokers, or outside sales agents, to the extent not then included in the Liquidation Budget, shall be an addition to the amount of the Liquidation Budget as of the time such item is paid.

          4.3 CAUSES OF ACTION:

                  a. PREFERENCE CLAIMS: Within sixty (60) days following the Effective Date, the Debtor shall prepare and make available to the Committee an analysis of all potential Preference Claims. This analysis shall include information sufficient to determine, with respect to each Creditor, and to the best of the Debtor's knowledge, the preferential payments made to such Creditor and the extent to which new value was received by the Debtor subsequent to the payment in question. Committee professionals may critically review the Debtor's analysis and undertake independent efforts to determine its accuracy. The Debtor will make available to the Committee those employees and professionals primarily responsible for the analysis and the Debtor shall provide, as requested, reasonable assistance to the Committee in the verification process. After the Committee has had a reasonable opportunity to verify the accuracy of the Debtor's analysis, the Debtor shall, in due course, extend to each Creditor which has received an alleged preferential transfer of $2,500.00 or more, a written notice which shall contain the following:

                  (i) Notice of the amount of the Preference Claim and a particular description of the basis therefor;

                  (ii) A request that the Creditor provide the Debtor with information in writing which would constitute a complete or partial defense to the Preference Claim asserted;

                  (iii) Notice that the Creditor may elect to settle and fully compromise the alleged Preference Claim by the payment of sixty percent (60%) of the amount of such claim and that such settlement offer will remain open until the later of sixty days (60) days following the date of said notice or the date an adversary proceeding is filed seeking recovery of the preferential payment; and

                  (iv) That said notice constitutes a formal demand for payment, and that upon the filing of an adversary proceeding to recover the preference, the Debtor will seek to recover interest from the date of the demand.

         In the event the Creditor alleged to have received a preference is an Insider, the Notice described above shall be issued by the Committee.

         In the event an adversary proceeding is instituted to recover a Preference Claim, any proposed settlement shall be approved only in accordance with the provisions of Bankruptcy Rule 9019.

         The prosecution of Preference Claims against non-Insider Creditors shall be the responsibility of the Debtor.

         4.4 RECOVERY ACTIONS: All Recovery Actions, other than Preference Claims against non-Insiders, and counterclaims to be filed as part of any objection to a Claim, may be prosecuted on behalf of the Debtor by the Committee. The Committee shall have the responsibility of prosecuting Preference Claims against Insiders in accordance with the procedures outlined in Paragraph
4.3 above.

         4.5      FUNDING:

                  a. LIQUIDATION BUDGET: Prior to the Confirmation hearing, the Debtor shall submit a Liquidation Budget which shall be made a part of this Plan. The Liquidation Budget shall be subject to modification from time to time, as circumstances dictate, with the consent of the Bank Group, and, to the extent that such modification would result in additional charges being made to the Creditors' Fund, with the consent of the Committee. Upon the Effective Date sufficient funds will be held in the DIP account to fund the Liquidation Budget. The Liquidation Budget shall be subject to modification from time to time, as circumstances dictate, with the consent of the Bank Group. If the Liquidation Budget does not appear sufficient to cover all reasonable costs and expenses involved in the orderly liquidation of Estate Property and final administration of this Bankruptcy Case, the Court may, after notice and hearing, approve additions to the Liquidation Budget and appropriate procedures for funding such additions from the Net Proceeds of Asset Sales, up to a maximum of $450,000, provided the Court finds that such additional charge to the Bank Group collateral is fair and equitable.


                  b. COMMITTEE EXPENSE FUND: For the purpose of defraying the post-Confirmation expenses of the Committee, a separate interest bearing account will be established and maintained by the Debtor into which the sum of Fifty Thousand Dollars ($50,000) will be initially deposited on the Effective Date. (The "Initial Deposit"). To the extent that the Court approves post-Confirmation professional fees and expenses of the Committee in excess of the Initial Deposit in the aggregate, the Bank Group shall deposit additional funds into the Committee Expense Fund to pay for such fees and expenses, up to a maximum additional amount of Fifty Thousand Dollars ($50,000) (the "Supplemental Deposit"). The Bank Group shall be reimbursed for all funds advanced as a Supplemental Deposit from the first proceeds of Recovery Actions (other than Preference Actions) otherwise available for distribution to Classes 6 and 7. The Initial Deposit is not refundable.

                  c. CREDITORS' FUND: On the Effective Date the Creditors' Fund will be established and maintained by the Debtor. The Creditors' Fund will be funded from time to time by the following:

                  (i) The Carve Out (which amount is to be deposited on the Effective Date);

                  (ii) Net proceeds from the sale of any assets not encumbered by liens; and

                  (iii)    The proceeds of Recovery Actions.


         The Creditors' Fund will be utilized primarily for the purpose of making distributions to Classes 6, 7 and, if applicable, 8. In addition, the Creditors' Fund will serve as the source of payment of that portion of professional fees and expenses incurred by the Debtor post-Confirmation with respect to Preference Claims and may serve as the source of payment of other professional fees and expenses of the Debtor as provided below. The Creditors' Fund will also serve as the source of payment of approved fees and expenses of Committee professionals attributable to the pursuit of Recovery Actions, after the Committee Expense Fund has been depleted. The Creditors' Fund may be used for the purpose of paying Administrative Expenses only upon Court order on the determination that the use of such funds is necessary and fair in order to ensure the payment of such Administrative Expenses.

                  4.6      DISTRIBUTIONS:

                  a. ADMINISTRATIVE EXPENSES: On the Effective Date all Administrative Expenses will be paid in full from cash retained by the Debtor in the DIP account. The fees and expenses of court approved professionals rendering services pre-Confirmation shall be paid from funds maintained in the DIP account provided such are within the parameters of the Liquidation Budget. If such professional fees and expenses exceed the applicable amount set forth in the Liquidation Budget, said fees and expenses will be paid from the Creditors' Fund. In any event, such fees and expenses shall be paid only upon entry of an appropriate Court order approving the same.

                  b. POST CONFIRMATION COSTS AND EXPENSES: Following Confirmation, the costs and expenses of administering the Estate, as set forth in the Liquidation Budget, will be paid when due from funds maintained by the Debtor or, in the case of professionals, in accordance with applicable orders and procedures then in effect for the payment of professional fees. It is the express purpose and intent of the Plan that all reasonable costs and expenses of administering this case shall be paid and appropriate provisions for such payment shall be made prior to any distribution to Creditors from the Creditors' Fund.

                  c. SECURED TAX CLAIMS: Secured Tax Claims will be paid in full in cash upon the sale of the property securing the claim.

                  d. PRIORITY UNSECURED CLAIMS: The Debtor has scheduled a small amount of priority employee related claims and in addition certain Creditors have asserted priority unsecured claims in filings with the Court. These priority unsecured claims, if determined and allowed, will be paid in full in cash from the Creditors' Fund on the Effective Date. The Debtor is unaware of any pre-petition unsecured Tax Claims. If any such Claim is determined and allowed such taxing authority will receive full payment prior to any distribution to general Unsecured Creditors in Class 6 or the Bank Group deficiency Claim in Class 7.

                  e. BANK GROUP SECURED CLAIM: On the Effective Date all funds held by the Debtor in excess of the amount needed to fund the Liquidation Budget and the Carve Out shall be paid to the Bank Group in partial satisfaction of its Allowed Secured Claim. Thereafter, all Net Proceeds from the realization, liquidation or sale of Estate Property which serves as Bank Group collateral will be paid to the Bank Group.

                  f. UNSECURED CREDITOR CLAIMS: Unsecured Creditors (Classes 6 and 7) will receive pro rata distributions from the Creditors' Fund upon entry of an order authorizing and approving such distribution after the Final Claims Resolution Order has been entered; provided however, that Class 7 shall not participate in the pro rata distribution of any net proceeds derived from Preference Claims. Earlier distributions to these Unsecured Creditors will occur only upon Court order issued after notice and hearing. The Debtor, Bank Group and Committee each shall have standing to file a motion seeking authorization for earlier, partial distributions.

                  g. SHAREHOLDER INTERESTS: After all Creditors have been paid in full, including the Bank Group on its deficiency Claim and general Unsecured Creditor Claims, any funds remaining will be distributed to shareholders of Pluma in accordance with their percentage of stock ownership in the Debtor. The Debtor does not anticipate that there will be any such distribution to shareholders.

                               ARTICLE V1ARTICLE V
                       ACCEPTANCE OR REJECTION OF THE PLAN

          5.1 SEPARATE VOTING: Each Impaired Class of Claims or Interests shall be entitled to vote separately as a Class to accept or reject the Plan.

          5.2 ACCEPTANCE BY CLASSES: Consistent with Section 1126(c) and except as provided in Section 1126(e), a Class of Claims shall have accepted the Plan if the Plan is accepted by the holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims of that Class that have timely and properly voted to accept or reject the Plan. Shareholders of Pluma will have accepted the Plan if at least 2/3 in amount of interests voting elect to accept the Plan.

          5.3 PERSONS ENTITLED TO VOTE: Holders of record, as of the date of entry of the Order approving the Disclosure Statement, of Allowed Claims in Classes 4, 5, 6, 7 and shareholders in Class 8 will be entitled to vote to accept or reject the Plan.

          5.4 CRAM DOWN: If the Plan is rejected by Classes 4, 6 or 8 or any one of such Classes, the Debtor requests that this Plan nonetheless be confirmed pursuant to Section 1129(b).



                              ARTICLE VIARTICLE VI
               PROVISIONS CONCERNING UNDELIVERABLE DISTRIBUTIONSP

          6.1 UNDELIVERABLE DISTRIBUTIONS: If the Debtor is unable to make a payment or distribution to the holder of an Allowed Claim under the Plan for lack of a current address for the holder or otherwise, it shall file with the Bankruptcy Court, the name and, if known, the last known address of the holder and the reason for inability to make payment, and if, after the passage of thirty (30) days and after any additional effort to locate the holder that the Bankruptcy Court may direct, the payment or distribution still cannot be made, the payment or distribution and any further payment to the holder shall be retained by the Debtor for use and distribution pursuant to the Plan and the Claim shall be deemed fully discharged.

                             ARTICLE VIIARTICLE VII
                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

          7.1 ASSUMPTION AND REJECTION: Unless otherwise subject to a motion filed on or before confirmation, the Debtor's contracts with Trigon Blue Cross Blue Shield relating to claims administration and excess risk concerning the Debtor's Employee Health Insurance Plan for 1999 shall be assumed on the Effective Date. All other executory contracts which are not the subject of a pending motion to assume or reject as of the Confirmation Date, or a pending motion to establish other procedures for the assumption or rejection, or previously have been rejected by Order of the Court, shall be deemed rejected on the Effective Date.

          7.2 BAR TO REJECTION DAMAGES: A Claim for damages against the Debtor arising from the rejection by the Debtor of any executory contract or unexpired lease pursuant to paragraph 7.1 shall be forever barred and shall not be enforceable against the Debtor its property or interests in property and no holder of any such Claim shall participate in any distribution under the Plan with respect to that Claim unless a proof of Claim is served on the Debtor, the Committee, and the Bank Group and filed with the Bankruptcy Court no later than thirty (30) days after the Effective Date, unless the Bankruptcy Court has ordered otherwise. The provisions of this paragraph 7.2 shall not serve to extend any time period for the filing of a Claim which has previously been established by the Court arising out of the rejection of any executory contract or unexpired lease.

                              ARTICLE ARTICLE VIII
                    PROCEDURES FOR RESOLVING DISPUTED CLAIMS

          8.1 OBJECTIONS TO CLAIMS: Objections to Claims (including, but not limited to, any Claim arising from or relating to the rejection of any executory contract or unexpired lease pursuant to Article VIII or otherwise or any counterclaim which may be asserted against a Claim) shall be filed by the Debtor (except with respect to objections and or counterclaims to Insider Claims, which shall be filed by the Committee) with the Bankruptcy Court and mailed to the holder of the Claim to which objection is made within ninety (90) days following the Effective Date or such other time as might be established by order entered hereafter by the Court, provided however, that objections to Claims based on the provisions of Section 502(d) may be made within sixty (60) days after the entry of the judgment or order requiring payment to the Debtor. The Debtor (and if applicable, the Committee) shall act with reasonable promptness to process and resolve all Claims objections.

          8.2 PAYMENTS AND DISTRIBUTIONS WITH RESPECT TO DISPUTED CLAIMS: Except as otherwise specifically provided elsewhere in the Plan, no payment or distribution shall be made in respect of a Disputed Claim until the Disputed Claim becomes an Allowed Claim.

          8.3 TIMING OF PAYMENTS AND DISTRIBUTIONS WITH RESPECT TO DISPUTED
CLAIMS: Except as otherwise specifically provided elsewhere in the Plan, payments and distributions on account of each Disputed Claim that becomes an Allowed Claim after the Effective Date shall be made on the later of twenty (20) business days after the date that the Disputed Claim becomes an Allowed Claim or that date on which other Allowed Claims are paid in accordance with the Plan to the same extent as if the Disputed Claim had been an Allowed Claim on the Effective Date. Holders of Disputed Claims that become Allowed Claims shall be bound, obligated and governed in all respects by the provisions of the Plan.

          8.4 RETENTION AND ENFORCEMENT OF RIGHTS: Pursuant to Section 1123(b)(3) the Debtor will retain and will have the right (except as specifically provided in Paragraph 4.4) to enforce against any entity any and all causes of action, claims and rights of the Debtor that arose either before, upon, or after the Filing Date, including the rights and powers of a trustee and debtor in possession and as to all Estate Property, including all Bankruptcy Causes of Action, other than those released or compromised as part of or pursuant to the Plan provided, however, that for good cause shown the Bank Group may be allowed to foreclose upon and pursue any such causes of action, claims or rights constituting collateral for its Class 5 Claim. The Committee will have the exclusive right as provided in paragraphs 4.3 and 4.4 to pursue Recovery Actions, not including however Preference Claims against non-Insiders. After the

Effective Date, the Debtor, will retain the right to object to Claims and pursue if appropriate counterclaims after the Confirmation Date in order to have the Bankruptcy Court determine the amount and treatment of any Claim.

         Neither the Plan nor entry of the Confirmation Order, with the exception of Paragraph 9.2 of the Plan, shall be construed as a waiver of the avoidance and recovery powers under the Code of the Debtor, the Committee, or any other party in interest and this Plan expressly reserves such powers and the rights of the Debtor, the Committee or any other party in interest to exercise such powers, to the extent they otherwise exist, whether or not (i) an adversary proceeding to enforce any such Recovery Action was commenced prior to the entry of the Confirmation Order or (ii) the defendant was put on any notice prior to entry of the Confirmation Order of the intention to file a Recovery Action against it. This reservation of powers includes, but is not limited to (a) recovery of pre-petition preferential and fraudulent transfers and post-petition fraudulent transfers to any entity, (b) misfeasance, malfeasance, or breach of fiduciary or other duty claims, and (c) all other Recovery Actions, and includes without limitation as defendants (x) the current and former officers and directors of the Debtor, (y) all entities identified on the Debtor's Statement of Affairs as being insiders that received transfers from the Debtor within one year before the commencement of this case, and (z) the sellers of the Stardust Corporation and Frank L. Robinson Company to the Debtor. The preceding statement is precautionary and is not to be interpreted as implying that any claim or cause of action actually exists against any of these entities. Nothing in the Plan, nor entry of the Confirmation Order, shall be construed as a waiver of the Debtor's and the Committee's power to object to the allowance of any Claim, and the Debtor and the Committee expressly reserve such power and the Debtor's and the Committee's right to exercise such power, whether or not (i) an Objection to such Claim was filed prior to entry of the Confirmation Order or
(ii) the holder of the Claim was put on any notice prior to entry of the Confirmation Order of the intention to object to the Claim.


                              ARTICLE IXARTICLE IX

                        NO DISCHARGE, BANK GROUP RELEASE

         9.1 NO DISCHARGE: Pursuant to Section 1141(d)(3)(A), Confirmation of this Plan shall not effect a discharge of the Debtor.

         9.2 BANK GROUP RELEASE: In consideration of the Carve Out and the funding of the Liquidation Budget as provided herein, Confirmation of the Plan shall have the effect of fully and forever discharging Bank of America, N.A., Centura Bank, Suntrust Bank, Atlanta, Crestar Bank and Fleet Bank, N.A. and their respective officers, directors, shareholders, employees, agents, representatives, insurers, predecessors, and successors from any and all claims, losses, liabilities, demands, actions, or causes of action of any kind or character that Pluma or the Estate may have against Bank of America, N.A. Centura Bank, Suntrust Bank, Atlanta, Crestar Bank and Fleet Bank, N.A. whether known or unknown, whether at law or in equity, and whether in contract, tort, or under statute, including without limitation any claim to disgorge any proceeds of asset sales approved by order of the Court and any claims arising under
Section 506(c).
                               ARTICLE XARTICLE X

                      EFFECTUATION AND SUPERVISION OF PLAN

          10.1 RETENTION OF JURISDICTION: The
business and assets of the Debtor shall remain subject to the jurisdiction of the Bankruptcy Court until all Estate Property is liquidated and the proceeds are distributed hereunder in full. Subsequent to the Effective Date and until the closing of the Chapter 11 case by the Bankruptcy Court pursuant to Section 350(a) and Bankruptcy Rule 3022, the Bankruptcy Court shall retain jurisdiction over the Debtor and the Chapter 11 case for purposes of determining all disputes and other issues presented by or arising under the Plan, including, without limitation, jurisdiction: (a) to determine any and all disputes relating to Claims and Interests and the allowance and amount thereof; (b) to determine any and all disputes among Creditors with respect to their Claims; (c) to resolve disputes as to the ownership of a Claim or Interest; (d) to consider and allow any and all applications for compensation for professional services rendered and disbursements incurred in connection therewith; (e) to determine any and all applications, motions, adversary proceedings, any contested or litigated matters pending on the Effective Date and arising and/or relating to the Chapter 11 case or the Plan; (f) to confirm the Plan as modified pursuant to Section 1127(b) or to remedy any defect or omission or reconcile any inconsistency in the Confirmation Order; (g) to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, the Confirmation Order, or any documents executed and delivered in connection with the Plan; (h) to enforce the provisions of the Plan relating to the distributions to be made hereunder; (i) to issue such orders, consistent with
Section 1142, as may be necessary to effectuate consummation and full and complete implementation of the Plan, including, without limitation, appropriate orders to protect the Debtor against actions taken by holders of Claims or Interests; (j) to hear and determine all actions of a derivative nature or otherwise brought by the Committee pursuant to Paragraphs 4.3 and 4.4 hereof; (k) to determine any Bankruptcy Causes of Action not compromised or released by the Plan; (l) to determine the final amounts allowable as compensation or reimbursement of expenses pursuant to Section 503(b); (l) to hear and determine matters concerning federal, state and local taxes ; (m) to resolve any dispute after the Effective Date relating to any bills submitted by any professional employed pursuant to Order of the Bankruptcy Court; (n) to hear and determine any other matter not inconsistent with the Bankruptcy Code; and, (o) to enter a Final Decree closing the Chapter 11 case. In addition to the foregoing, where such approval is necessary under the terms of the Plan, the Court shall approve or disapprove the sale of the Debtor's assets and as to such sales, Section 363 standards shall apply.


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS


         11.1 REPORTING REQUIREMENTS: The Debtor shall continue to file monthly reports during the Liquidation Term. These monthly reports will follow the format used pre-Confirmation and will be served on the Committee, the Bank Group and the Bankruptcy Administrator. The Committee will from time to time, but no less often than bi-monthly, file a report with the Court stating generally the procedural status of Recovery Action litigation and the expected time of completion of same.

          11.2 COMPLIANCE WITH TAX REQUIREMENTS: In connection with the Plan, the Debtor will comply with all withholding and reporting requirements imposed by federal, state and local taxing authorities, and all distributions hereunder shall be subject to such withholding and reporting requirements.

          11.3 BINDING EFFECT OF PLAN: The provisions of this Plan shall be binding upon and inure to the benefit of the Debtor, any entity affected by this Plan and their respective predecessors, successors, assigns, agents, directors and employees.

          11.4 AUTHORIZATION OF CORPORATE ACTION: The entry of a Confirmation Order shall constitute direction and authorization to and of the Debtor to take or cause to be taken any corporate action necessary or appropriate to consummate the provisions of this Plan prior to and through the Effective Date.

          11.5 RETENTION OF RECORDS: The Debtor will retain its business and corporate records pending orders of the Court, issued on notice and hearing, authorizing their destruction.

          11.6 CANCELLATION OF CORPORATE CHARTER: Upon entry of an appropriate order by the Court approving the final distribution to Creditors and the Final Report filed by the Debtor, the Corporate Charter of the Debtor shall be canceled.

         11.7 NO REVESTING OF ESTATE PROPERTY: Property of the Estate shall not revest upon confirmation but shall remain Property of the Estate to be administered hereunder.

          11.8 MODIFICATION OF THIS PLAN: The Debtor reserves its rights to modify this Plan in accordance with Section 1127.

         11.9 CAPTIONS: Article and paragraph captions used in this Plan are for convenience only and shall not affect the construction of this Plan.

          11.10 METHOD OF NOTICE: All notices required to be given under this Plan, if any, shall be in writing and shall be sent by first class mail, postage prepaid, by overnight courier, or via facsimile transmission

if to the Bank Group, to:                   if to the Debtor, to:

Bank of America, N.A., Agent                Pluma, Inc.
Attn.: Peggy Dugan, Vice President          Attn: John D. Wigodsky
8300 Greensboro Drive, Suite 800    26 Broad Street
McLean, VA 22102                    Martinsville, VA 24115
Facsimile:  (703) 761-8557          Facsimile:  (540) 632-6607

with copies to:                             with copies to:

David L. Eades                              Allman Spry Leggett & Crumpler, P.A.
Moore & Van Allen, PLLC             Attn: C. Edwin Allman, III
100 North Tryon Street, Floor 47            380 Knollwood Street, Suite 700
Charlotte, NC 28202-4003                    Winston-Salem, NC 27103-4152
Facsimile:  (704) 378-2044          Facsimile:  (336) 722-8720











with copies to:

The Committee
c/o David M. Grogan
Shumaker, Loop & Kendrick, LLP
221 South Tryon Street
Charlotte, NC 28202-3247
Facsimile:  (704) 372-8457

Any of the above may, from time to time, change its address for future notices and other communications hereunder by filing a notice of the change of address with the Bankruptcy Court. Any and all notices given under this Plan shall be effective when received.

          11.11 RESERVATION: If the Plan is not confirmed by the Bankruptcy Court for any reason, the rights of all parties in interest in the Chapter 11 case will be preserved in full. Furthermore, any concession reflected herein is made for purposes of the Plan only, and if the Plan does not become effective, no party in interest in the Chapter 11 case shall be bound or deemed prejudiced by any such concession, including a vote which accepts the Plan. Nothing contained in the Plan waives or shall be deemed to waive any rights of any holder of an Allowed Claim in the Classes represented by any supporter of the Plan to object to any provisions of the Plan, all such rights being expressly reserved.

          11.12 SAVINGS CLAUSE: If any clause or provision of this Plan is determined by the Bankruptcy Court to be improper or ineffective, the Plan, at the request of the Debtor, may be confirmed without that clause or provision.


            Respectfully submitted this the 5th day of October, 1999.

                                   PLUMA, INC.

 By:  Original executed by John D. Wigodsky

                                       Its President and Chief Executive Officer

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



---------------------------------------------------------
R. Bradford Leggett, North Carolina State Bar No. 2697
C. Edwin Allman, III, North Carolina State Bar No. 8625
M. Joseph Allman, North Carolina State Bar No. 13395
ALLMAN SPRY LEGGETT & CRUMPLER, P.A.
380 Knollwood Street, Suite 700
Post Office Drawer 1529
Winston-Salem, NC 27113-5129
Telephone: (336) 722-2300
Attorneys for Debtor









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